EXHIBIT 10.1

AMENDMENT TO EMPLOYMENT AGREEMENT

THIS AMENDMENT (“Amendment”) is dated effective [●], 2022 and serves to amend the [Employment Agreement]1[Employment Contract]2 entered into by and between [Royal Gold, Inc., a Delaware corporation]3[Royal Gold Corporation, a corporation organized under the laws of Canada]4 [RGLD Gold AG]5 (the “Company”), and ___________ (“Executive” and, together with the Company, the “Parties”), on ____________, 20__ (the “Agreement”). All capitalized terms not defined herein shall have the meaning set forth in the Agreement.

WHEREAS, the Parties have previously entered into the Agreement to set forth the terms and conditions of Executive’s employment and, among other terms, to set forth certain payments to which Executive may become entitled upon future terminations of employment;

WHEREAS, [Royal Gold, Inc., the indirect parent of]6 the Company [(“Royal Gold”)] 7has recently changed its fiscal year from a June 30 year-end to a December 31 year-end [and has paid Executive a bonus for the July 1, 2021, to December 31, 2021, fiscal year (the “Transition Fiscal Year”)]8;

[WHEREAS, the Company plans to change its fiscal year from a June 30 year-end to a December 31 year-end during 2022 (i.e., one year after Royal Gold’s change in fiscal-year end);

WHEREAS, the Company has paid Executive a bonus for the July 1, 2021, to December 31, 2021, period (the “RG Transition Fiscal Year”), and plans to pay Executive a bonus for the period from January 1, 2022, to December 31, 2022; and]9

WHEREAS, the Parties desire to amend the Agreement to specify the manner in which the bonus for the Transition Fiscal Year shall be included in any calculations providing for severance under the Agreement.

NOW, THEREFORE, in consideration of the promises and the mutual covenants herein contained, the receipt and sufficiency of which are hereby acknowledged, the Parties, intending to be legally bound, agree as follows.

1 For all agreements other than Swiss Agreement.

2 For Swiss Agreement.

3 For U.S. executives.

4 For Canadian executives.

5 For Swiss executives.

6 For Swiss Agreement.

7 For Swiss Agreement.

8 All agreements other than Swiss Agreement.

9 For Swiss Agreement.

EXHIBIT 10.1

1.	[A new subsection [h] shall be added at the end of Section [5] of the Agreement][10][A new Section 9.8.4 shall be added to the Employment Contract][11] which shall read as follows:

“[h][9.8.4]. Treatment of Bonus for Transition Fiscal Year.

Notwithstanding anything in this [Agreement]12 [Employment Contract]13 to the contrary, for purposes of any calculation hereunder for which the bonus paid to Executive is relevant, [(a)] 14the bonus Executive received for the July 1, 2021 to December 31, 2021 [fiscal year] 15shall be annualized and shall be considered to be a bonus for a “full fiscal year” for all purposes of this [Agreement][Employment Contract].” [, and (b) any bonus Executive receives for the period from January 1, 2022, to December 31, 2022, shall be considered to be a bonus for a “full fiscal year” for all purposes of this Employment Contract]16

2.	The Parties hereto acknowledge and agree that the Agreement, as amended by this Amendment, shall remain in full force and effect and, except as specifically stated herein, is otherwise unmodified and that this Amendment does not alter, amend, modify or affect any other agreement between the Parties. Any reference in the Agreement to “this Agreement” shall be deemed to mean “the Agreement as amended by this Amendment.”

IN WITNESS WHEREOF, the Parties hereto have duly executed this Amendment to the Agreement as of the date written above.

[ROYAL GOLD, INC.]17[ROYAL GOLD CORPORATION]18[RGLD GOLD AG]19

By:

Name:

Title:

[EXECUTIVE]

By:

10 All agreements other than Swiss Agreement.

11 Swiss Agreement.

12 For all agreements other than Swiss Agreement.

13 Swiss Agreement.

14 Swiss Agreement

15 For all agreements other than Swiss Agreement.

16 Swiss Agreement

17 For U.S. executives.

18 For Canadian executives.

19 For Swiss executives.